EX-99.B-77C

                     UNITED INTERNATIONAL GROWTH FUND, INC.


SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             60,037,959   2,347,106       0
J. Dillingham            60,033,985   2,351,080       0
D. Gardner               59,938,341   2,446,724       0
L. Graves                60,008,321   2,376,744       0
J. Harroz Jr.            59,926,761   2,458,304       0
J. Hayes                 59,852,515   2,532,550       0
R. Hechler               59,955,759   2,429,306       0
H. Herrmann              59,986,895   2,398,170       0
G. Johnson               59,818,672   2,566,393       0
W. Morgan                59,919,480   2,465,585       0
R. Reimer                59,914,787   2,470,278       0
F. Ross                  60,010,510   2,374,555       0
E. Schwartz              59,994,688   2,390,377       0
K. Tucker                60,015,744   2,369,321       0
F. Vogel                 60,041,299   2,343,766       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            59,377,597     510,634,   2,496,834       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            54,585,381    4,518,735   3,154,062   126,887

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            55,539,715    2,730,747   3,987,716   126,887

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            55,480,247    2,194,313   4,709,508     997

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

(d)  Not applicable